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                                                                   EXHIBIT 10.02

                        [TRIPLE NET PROPERTIES LLC LOGO]

January 8, 2004

VIA FACSIMILE (202) 333-3323

Mr. Gary Griffin
CONSORTIUM TWO - PUBLIC LEDGER, L.P.
c/o The Bernstein Companies
3299 K Street N.W., Suite 700
Washington, DC 20007

VIA FACSIMILE (215) 568-2604

Mr. Robert J. Faney, Jr.
Cushman & Wakefield of Pennsylvania, Inc.
1717 Arch  Street
30th Floor
Philadelphia, PA 19103

RE:      PUBLIC LEDGER BUILDING
         PHILADELPHIA, PA

Dear Gentlemen:

Pursuant to Section 3.8 of the real estate Purchase and Sale Agreement by and between CONSORTIUM TWO - PUBLIC LEDGER, L.P. ("Seller") and Triple Net Properties, LLC, a Virginia limited liability company ("Purchaser") (the "Agreement"). The Purchaser's inspection Period expires on January 8, 2004.

The Purchaser respectfully requests an extension of due diligence through 4:00 P.M. Eastern Standard Time on Monday January 12, 2004. Should the Seller agree to the above terms, please sign below.

Buyer                                    Seller

/s/ Anthony W. Thompson                  /s/ Marc N. Duber
------------------------------           ---------------------------------------
Anthony W. Thompson,                     By: Marc N. Duber
President, Triple Net Properties, LLC        Vice President

cc: Louis Rogers, Joseph J. McQuade, Hirschler Fleischer (via facsimile (804) 644-0957)

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